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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our reports dated August 2, 1999 included in Dot Hill Systems Corp.'s Form 10-K for the year ended December 31, 2000.

/s/ Arthur Andersen LLP
Philadelphia, Pennsylvania October 1, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS